As filed with the Securities and Exchange Commission on May 25, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

First Interstate BancSystem, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	81-0331430 (I.R.S. Employer Identification Number)
401 North 31st Street
Billings, Montana 59116
(406) 255-5390
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Marcy D. Mutch
Executive Vice President and Chief Financial Officer
401 North 31st Street
Billings, Montana 59116
(406) 255-5390
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Scott A. Berdan, Esq.
Polsinelli PC
1401 Lawrence Street, Suite 2300
Denver, CO 80202
(303) 572-9300
Approximate date of commencement of proposed sale to the public:   From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units
of
FIRST INTERSTATE BANCSYSTEM, INC.

First Interstate BancSystem, Inc., or FIBK, from time to time may offer to sell the securities identified above in one or more offerings. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in an applicable prospectus supplement to this prospectus.
Our common stock, $0.00001 par value per share, or Common Stock, is listed for trading on the Nasdaq Global Select Market under the ticker symbol “FIBK”.

This prospectus may not be used to sell securities unless accompanied by an applicable prospectus supplement. Investing in our securities involves risks. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See “Risk Factors” on page 5 of this prospectus, as well as any additional risk factors included in, or incorporated by reference into, any applicable prospectus supplement, to read about factors you should consider before buying any of our securities.
None of the Securities and Exchange Commission, any state securities commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”), the Montana Division of Banking and Financial Institutions, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The securities are not savings accounts, deposits or other obligations and will not be insured by the FDIC or any other governmental agency or instrumentality, and they are not obligations of, or guaranteed by, our bank or any of our non-bank subsidiaries.
We may offer and sell the securities directly, through one or more agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Prospectus dated May 25, 2023.

i

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act using an automatic “shelf” registration process. This prospectus does not contain all information included in the registration statement. Under this shelf registration process, we may offer and sell the securities identified in this prospectus in one or more offerings.
Each time we offer and sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under the caption “Where You Can Find More Information”.
We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov.
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
In this prospectus, references to the “Corporation,” “FIBK,” “we,” “us,” “our” or similar references mean First Interstate BancSystem, Inc. and not First Interstate BancSystem, Inc. together with any of its subsidiaries, unless the context indicates otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus contains or incorporates by reference, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the United States, or U.S., Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continues,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions (some of which are beyond our control and ability to predict), may include projections of FIBK’s future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in FIBK’s business or financial results. These statements are not guarantees of future performance and are only predictions based on our current expectations and projections about future events. Factors that could cause FIBK’s actual financial condition and results of operations, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to:
Regulatory and Compliance Risks, including:
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new, or changes in, governmental regulations;

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tax legislative initiatives or assessments;

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more stringent capital requirements, to the extent they may become applicable to us;

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changes in accounting standards;

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any failure to comply with applicable laws and regulations, including the Community Reinvestment Act and fair lending laws, the USA PATRIOT ACT, Office of Foreign Asset Control guidelines and requirements, the Bank Secrecy Act, and the related Financial Crimes Enforcement Network and Federal Financial Institutions Examination Council’s guidelines and regulations; and

Credit Risks, including:
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lending risks and risks associated with loan sector concentrations;

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a decline in economic conditions that could reduce demand for our products and services and negatively impact the credit quality of loans;

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loan credit losses exceeding estimates;

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the soundness of other financial institutions; and

Liquidity Risks, including:
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the ability to meet cash flow need and availability of financing sources for working capital and other needs;

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a loss of deposits or a change in product mix that increases the Company’s funding costs; and

Market Risks, including:
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changes in interest rates;

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changes to United States trade policies, including the imposition of tariffs and retaliatory tariffs;

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competition from new or existing competitors;

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variable interest rates tied to the London Interbank Offered Rate that may no longer be available, or may become unreliable, to us;

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exposure to losses in collateralized loan obligation securities; and

Operational Risks, including:
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cyber-security risks, including “denial-of-service attacks,” “hacking,” and “identity theft” that could result in the disclosure of confidential information;

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privacy, information security, and data protection laws, rules, and regulations that affect or limit how we collect and use personal information;

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the potential impairment of our goodwill and other intangible assets;

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our reliance on other companies that provide key components of our business infrastructure;

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events that may tarnish our reputation;

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the loss of the services of our management team and directors;

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our ability to attract and retain qualified employees to operate our business;

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costs associated with repossessed properties, including environments remediation;

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the effectiveness of our systems of internal operating controls;

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our ability to implement new technology-driven products and services or be successful in marketing these products and services to our clients; and

Strategic Risks, including:
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difficulties we may face in combining the operations of acquired entities or assets with our own operations or assessing the effectiveness of businesses in which we make strategic investments or with which we enter into strategic contractual relationships;

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incurrence of significant costs related to the merger and related integration activities; and

Common Stock Risks, including:
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the volatility in the price and trading volume of our Common Stock;

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“anti-takeover” provisions and the regulations, which may make it more difficult for a third party to acquire control of us even in circumstances that could be deemed beneficial to stockholders;

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changes in our dividend policy or our ability to pay dividends;

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our Common Stock not being an insured deposit;

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the potential dilutive effect of future equity issuances;

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the subordination of our Common Stock to our existing and future indebtedness; and

General Risk Factors, including:
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the ongoing impact of the COVID-19 pandemic and the U.S. government’s response to the pandemic;

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the effect of global conditions, earthquakes, tsunamis, floods, fires, and other natural catastrophic events; and

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the impact of climate change and environment sustainability matters.

These and other factors are more fully described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, FIBK undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like FIBK, that file electronically with the SEC. The address of that website is http://www.sec.gov. FIBK’s internet website address is http://www.fibk.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The references to the SEC’s website and our website are for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on these websites into this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.
In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents and information listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the completion of the offering of securities under this prospectus (other than information in such additional documents that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):
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Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023;

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The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from the Registrant’s definitive proxy statement on Schedule 14A;

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 5, 2023;

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Current Reports on Form 8-K to the extent filed and not furnished with the SEC on January 13, 2023, January 26, 2023, February 10, 2023, March 16, 2023, April 26, 2023 and May 25, 2023; and

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The description of our Common Stock included in our Registration Statement on Form 8-A/A (Amendment No. 3) filed with the SEC on May 25, 2023 (File No. 001-34653), including any other amendment or reports filed for the purpose of updating such description.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:
First Interstate BancSystem, Inc.
401 North 31st Street
Billings, Montana 59116
Attention: Corporate Secretary
(406) 255-5390
ABOUT THE CORPORATION
We are a financial and bank holding company focused on community banking. Since our incorporation in Montana in 1971, we have grown both organically and through strategic acquisitions. In May 2023 pursuant to a Plan of Domestication and conversion approved by shareholders, we changed our corporate domicile from the state of Montana to the state of Delaware. We operate 307 banking offices, including detached drive-up facilities, in communities across fourteen states — Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, Oregon, South Dakota, Washington, and Wyoming. Through our bank subsidiary, First Interstate Bank, we deliver a comprehensive range of banking products and services — including online and mobile banking — to individuals, businesses, municipalities, and others throughout our market areas. We are proud to provide lending opportunities to clients that participate in a wide variety of industries, including agriculture, governmental services, professional services, tourism, construction, healthcare, real estate development, wholesale trade, education, hospitality, retail, energy, housing, and technology.
Our principal business activity is lending to, accepting deposits from, and conducting financial transactions with and for individuals, businesses, municipalities, and other entities located in the communities we serve. We derive our income principally from interest charged on loans and, to a lesser extent, from interest and dividends earned on fixed income investments. We also derive income from non-interest sources such as: (i) fees received in connection with various lending and deposit services; (ii) wealth management services, such as trust, employee benefit, investment, and insurance services; (iii) mortgage loan originations, sales, and servicing; (iv) merchant and electronic banking services; and (v) from time-to-time, gains on sales of assets and securities. As of December 31, 2022, we had one significant subsidiary, First Interstate Bank.
Our principal executive offices are located at 401 North 31st Street, Billings, Montana 59116, and our telephone number is (406) 255-5390. Our Common Stock is listed on the Nasdaq Global Select Market under the ticker symbol “FIBK”. Our website address is www.FIBK.com. This website address is not intended to be an active link and information on our website is not incorporated in, and should not be construed to be part of, this prospectus.
RISK FACTORS
Investing in our securities involves risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2022, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, unless otherwise specified in the applicable prospectus supplement or pricing supplement relating to a specific issue of securities. Our general corporate purposes may include refinancing activities, repurchasing shares of our common stock, acquisitions of other companies and such other purposes indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries’, funding requirements and the availability of other funds.
PLAN OF DISTRIBUTION
We may use this prospectus to offer securities from time to time in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material U.S. federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
We may offer and sell all or a portion of the securities covered by this prospectus from time to time, together or separately, in one or more or any combination of the following transactions: (i) on the NASDAQ

Stock Market, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded; (ii) in privately negotiated transactions; (iii) in underwritten transactions; (iv) in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (iv) through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; (v) in ordinary brokerage transactions and transactions in which the broker solicits purchasers; (vi) “at the market” or through market makers or into an existing market for the securities; and (vii) through any other method permitted by applicable law.
We may sell the securities at prices then prevailing, related to the then-prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by us, and, at the time of the determination, may be higher or lower than the market price of our securities on the NASDAQ Stock Market or any other exchange or market.
Securities may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. We may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us.
In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
To facilitate the offering of securities covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.
At the time we enter any material arrangement with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:
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the number of securities being offered;

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the terms of the offering;

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the names of the participating underwriters, broker-dealers or agents;

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any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

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the public offering price; and

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other material terms of the offering.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.
In the ordinary course of their business activities, any underwriter, broker-dealer or agent and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and other instruments. Any underwriter, broker-dealer or agent and their respective affiliates may also engage in transactions with or perform services for us or provide other types of financing to us in the ordinary course of their business.
SUMMARY OF THE SECURITIES WE MAY OFFER
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Common Stock
Our certificate of incorporation (our “Charter”) provides that we are authorized to issue up to 150,000,000 shares of common stock, $0.00001 par value per share (“Common Stock”). We may sell shares of our Common Stock pursuant to this prospectus. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares. Each share of outstanding Common Stock entitles the holder to one vote per share. Our Common Stock is not convertible into any other shares of our capital stock and is uncertificated.
Preferred Stock; Depositary Shares
Our board of directors is authorized under our Charter, without approval of the holders of Common Stock, to provide for the issuance of up to 100,000 shares of preferred stock, $0.00001 par value per share, from time to time in one or more series in such number and with such designations, preferences, powers and other special rights as may be stated in the resolution or resolutions providing for such preferred stock. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
Debt Securities — Senior Debt Securities and Subordinated Debt Securities
We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.
As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued in one or more series under a senior debt securities indenture, to be entered into between us and a trustee and substantially in the form included as an exhibit to the registration statement of which this prospectus is a part. Subordinated debt securities will be issued in one or more series under a subordinated debt securities indenture, to be entered into between us and a trustee and substantially in the form included as an exhibit to the registration statement of which this prospectus is a part. Specific terms and conditions for debt securities to be issued under the senior debt securities indenture and the subordinated debt securities indenture will be set forth in a supplemental indenture or company order.
Warrants
We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our Class A common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.
Purchase Contracts
We may issue purchase contracts, including contracts obligating holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.
Units
We may issue units consisting of one or more purchase contracts and beneficial interests in any of our securities described in the applicable prospectus supplement, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.
VALIDITY OF THE SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Polsinelli PC, Denver, Colorado. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of FIBK and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein and in the registration statement in reliance upon the report of RSM US LLP, independent registered public accounting firm, appearing elsewhere and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following is an itemized statement of the estimated fees and expenses in connection with the offering of the securities registered hereunder.
SEC registration fees	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees		**
Miscellaneous		**
Total	$	**

*
Deferred in reliance on Rules 456(b) and 457(r).

**
Estimated expenses are not presently known.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that the certificate of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.
Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, if such person acted in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person’s conduct was unlawful. In an action brought by or on behalf of the corporation, indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Our certificate of incorporation, or Charter, and bylaws provide that the Corporation shall indemnify, to the fullest extent authorized by the DGCL, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Corporation or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under our bylaws our directors and officers are indemnified by the Corporation to the fullest extent permitted by the DGCL from any expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action. Our bylaws provide that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will be made upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts so advanced if it is ultimately determined that such person is not entitled to indemnification. In addition, no advancement of expenses will be made to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation) in any proceeding if a determination is reasonably and promptly made (i) by a vote of the directors who are not parties to the applicable proceeding, even though less than a quorum, (ii) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.
The rights conferred in our Charter and bylaws are not exclusive, and the Corporation is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.
ITEM 16.   EXHIBITS.
(a)
Index of Exhibits:   The following exhibits are filed as part of this registration statement:

Exhibit No.	Description of Document
1.1*	Form of Underwriting Agreement.
4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, File No. 001-34653, filed on May 25, 2023).
4.2	Bylaws (incorporated by reference to Exhibit B of Appendix B to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2023).
4.3	Description of Securities (incorporated by reference to our Registration Statement on Form 8-A/A (Amendment No. 3), File No. 001-34653, filed on May 25, 2023.
4.4	Form of Indenture for Senior Debt Securities.
4.5	Form of Indenture for Subordinated Debt Securities.
4.6	Form of Senior Debt Securities (included in Exhibit 4.4).
4.7	Form of Subordinated Debt Securities (included in Exhibit 4.5).
4.8*	Form of Warrant Agreement.
4.9*	Form of Preferred Stock Designations.
4.10*	Form of Depositary Shares.
4.11*	Form of Unit Agreement.
4.12*	Form of Purchase Contract.
5.1	Opinion of Polsinelli PC.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Polsinelli PC (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee to act as Trustee under the Senior Debt Securities Indenture.
25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee to act as Trustee under the Subordinated Debt Securities Indenture.
107	Calculation of Filing Fee Tables.

*
If applicable, to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

†
We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms or additional or different terms of any securities offered hereunder other than common stock, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby. Any required Statements of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 would be filed, if necessary, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17.   UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(8)   To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Billings, State of Montana, on May 25, 2023.
FIRST INTERSTATE BANCSYSTEM, INC.
By:
/s/ Marcy D. Mutch

Name:
Marcy D. Mutch

Title:
Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY
We, the undersigned directors and officers of First Interstate BancSystem, Inc., do hereby constitute and appoint Kevin P. Riley, Marcy D. Mutch and Kirk D. Jensen our true and lawful attorneys-in-fact and agents, with full power of substitution in each of them, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Kevin P. Riley Kevin P. Riley	President, Chief Executive Officer and Director (Principal Executive Officer)	May 25, 2023
/s/ Marcy D. Mutch Marcy D. Mutch	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 25, 2023
/s/ David L. Jahnke David L. Jahnke	Director (Chair)	May 25, 2023
/s/ Stephen B. Bowman Stephen B. Bowman	Director	May 25, 2023
/s/ James P. Brannen James P. Brannen	Director	May 25, 2023
/s/ Alice S. Cho Alice S. Cho	Director	May 25, 2023
/s/ Frances P. Grieb Frances P. Grieb	Director	May 25, 2023

Signature	Title	Date
/s/ Thomas E. Henning Thomas E. Henning	Director	May 25, 2023
/s/ John M. Heyneman Jr. John M. Heyneman Jr.	Director	May 25, 2023
/s/ Dennis L. Johnson Dennis L. Johnson	Director	May 25, 2023
/s/ Stephen M. Lacy Stephen M. Lacy	Director	May 25, 2023
/s/ Patricia L. Moss Patricia L. Moss	Director	May 25, 2023
/s/ Joyce A. Phillips Joyce A. Phillips	Director	May 25, 2023
/s/ Daniel A. Rykhus Daniel A. Rykhus	Director	May 25, 2023
/s/ James R. Scott James R. Scott	Director	May 25, 2023
/s/ Jonathan R. Scott Jonathan R. Scott	Director	May 25, 2023